EXHIBIT 77Q1

                      OPPENHEIMER PRINCIPAL PROTECTED MAIN STREET FUND III(R)
                             Supplement dated January 16, 2009 to the
                                Prospectus dated December 29, 2008

This supplement amends the Prospectus of Oppenheimer Principal Protected Main Street Fund III (the "Fund") dated December 29, 2008.

1. The section titled "What Does the Fund Mainly Invest In During the Warranty Period?" on page five of the Prospectus is deleted in its entirety and is replaced by the following:

    WHAT DOES THE FUND MAINLY INVEST IN DURING THE WARRANTY PERIOD? The Warranty Agreement contains a mathematical formula (the "Warranty Formula") which provides the maximum amount of the Fund's assets that may be invested in the equity component on any given day during the Warranty Period. To avoid losing the benefits of the Financial Warranty, the Fund must satisfy conditions of the Warranty Agreement that require the Manager to make investment allocation decisions based on the Warranty Formula. Prior to January 12, 2009, the Fund invested a substantial portion of its assets in Class Y shares of Oppenheimer Main Street Fund(R) (referred to as the "Underlying Fund") and futures contracts on the S&P 500 Index. Under the terms of the Warranty Formula, between 0% to 100% of the Fund's assets were allocated to the equity portfolio. Effective January 12, 2009, pursuant to the Warranty Formula and the terms of the Warranty Agreement, the Fund's assets have been completely and irreversibly reallocated to the debt portfolio. In this circumstance, the Fund's ability to participate in upward equity market movements will be eliminated and the Fund will not participate in any subsequent recovery in the equity markets.

    The Fund's debt portfolio will principally consist of zero coupon U.S. government securities, but may also include certain other securities guaranteed by U.S. government agencies and instrumentalities and securities issued by government sponsored enterprises which are neither guaranteed nor insured by the U.S. government. The securities in the debt portfolio will have a maturity approximately equal to the period remaining in the Warranty Period.

2. All references to the Fund's investments in the equity portfolio are amended to indicate that the Fund's assets are now completely and irreversibly reallocated to the debt portfolio.

3. The section "Fees and Expenses of the Fund," beginning on page 14, is deleted in its entirety and is replaced by the following:

    Fees and Expenses of the Fund

    Shareholders pay some expenses directly, such as sales charges and account transaction charges. The Fund pays a variety of other expenses for management of its assets, administration, distribution of its shares and other services and for the Financial Warranty. Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset value per share. All shareholders therefore pay those expenses indirectly. The fees for the Fund may be higher than fees paid by other mutual funds which do not offer principal protection.

    The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund. Effective January 12, 2009, the contractual amounts of the Fund's Management Fee and Warranty Fee have been reduced and the Fund no longer invests in the Underlying Fund. While the Fund indirectly bore its pro rata share of the expenses of the Underlying Fund prior to January 12, 2009, the Manager reimbursed the Fund for the full amount of those expenses, other than Extraordinary Expenses. Therefore, shareholders of the Fund did not bear those expenses of the Underlying Fund. The Fund will not be subject to Underlying Fund expenses in the future. The following tables are based on the Fund's expenses during its fiscal year ending August 31, 2008, restated to reflect its current Management Fees and Warranty Fee.

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Shareholder Fees (charges paid directly from your investment):
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Class A       Class B        Class C        Class N
Shares         Shares        Shares         Shares
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Maximum Sales Charge (Load) on purchases (as % of offering price)
5.75%          None          None           None
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Maximum Deferred Sales Charge (Load) (as % of the lower of the original offering price or redemption proceeds)
-------------- ------------- -------------- --------------
 None(1)        5%(2)          1%(3)          1%(4)
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-------------- ------------- -------------- --------------

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Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)
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-------------- ------------- -------------- --------------
Class A       Class B        Class C        Class N
Shares       Shares(5)       Shares         Shares
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-------------- ------------- -------------- --------------
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-------------- ------------- -------------- --------------
Management Fees(6)
0.25%         0.25%          0.25%          0.25%
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Distribution and/or Service (12b-1) Fees
0.24%         1.00%          1.00%          0.46%
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Warranty Fee(7)
0.35%         0.35%          0.35%          0.35%
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Other Expenses(8)
0.19%         0.23%          0.16%          0.14%
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Total Annual Operating Expenses
 1.03%         1.83%          1.76%          1.20%
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Underlying Fund Operating Expenses(9)
0.23%         0.23%          0.23%          0.23%
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Total Annual Fund and Underlying Fund Operating Expenses
1.26%         2.06%          1.99%          1.43%
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Less Contractual Reimbursement of Underlying Fund Expenses (10)
 -0.23%         -0.23%        -0.23%         -0.23%
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Net Annual Fund Operating Expenses (after contractual fee
1.03%         1.83%          1.76%          1.20%
reimbursements)
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  Expenses may vary in future years.

  1. A Class A contingent deferred sales charge may apply to redemptions of investments of $1 million or more or to certain retirement plan redemptions.
  2. Applies to redemptions in the first year after purchase. The contingent deferred sales charge gradually declines from 5% to 1% during years one through six and is eliminated after that.
  3. Applies to shares redeemed within 12 months of purchase.
  4. May apply to shares redeemed within 18 months of a retirement plan's first purchase of Class N shares. 5. Class B shares automatically convert to Class A shares 90 months after purchase. 6. "Management Fees" in the table above have been restated to reflect the current fee rate under the investment advisory agreement. Since 100% of the Fund's assets are completely and irreversibly invested in the Fund's debt portfolio, the Manager has contractually reduced the management fee under the Investment Advisory Agreement to 0.25% of average annual net assets. The Manager will further reduce the management fee to the extent necessary so that total annual operating expenses of the Fund (other than Extraordinary Expenses such as litigation costs) do not exceed 1.30% for Class A shares, 2.05% for Class B shares, 2.05% for Class C shares and 1.55% for Class N shares through the remainder of the Warranty Period. However, if this reduction in the management fee is not sufficient to reduce total annual operating expenses to these limits, the Manager is not required to subsidize Fund expenses to assure that expenses do not exceed those limits. Furthermore, if the Fund's total annual operating expenses continue to exceed those limits following the Manager's waiver of all management fees, the Warranty Amount will be reduced by the portion of the Fund's annual operating expenses that exceed those limits.
  7. Since the Fund is completely and irreversibly invested in the debt portfolio, the Warranty Fee payable by the Fund to the Warranty Provider under the Warranty Agreement has decreased to 0.35% per annum, effective January 12, 2009.
  8. "Other Expenses" include transfer agent fees, custodial fees, and accounting and legal expenses that the Fund pays. The Transfer Agent has voluntarily undertaken to the Fund to limit the transfer agent fees to 0.35% of average daily net assets per fiscal year for all classes. That voluntary undertaking may be amended or withdrawn at any time. During the Fund's last fiscal year, no transfer agent fees were waived or reimbursed pursuant to this voluntary undertaking.
  9. "Underlying Fund Operating Expenses" reflect the expenses incurred indirectly by the Fund through its investment in shares of the Underlying Fund. The expenses of the Underlying Fund are based on the net annual expense ratio, after giving effect to any waivers or reimbursements, of the Underlying Fund for its last fiscal year. Effective January 12, 2009 the Fund no longer invests in shares of the Underlying Fund and therefore will not incur any Underlying Fund Operating Expenses after that date.
  10. Under the terms of the investment advisory agreement, the Manager had agreed, for the duration of the investment advisory agreement, to reimburse the Fund for expenses equal to the Underlying Fund's expenses, other than Extraordinary Expenses, paid by the Fund as a shareholder in the Underlying Fund. Effective January 12, 2009 the Fund no longer invests in shares of the Underlying Fund and therefore will not incur any Underlying Fund Operating Expenses after that date.

    EXAMPLES. The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples are based on "Net Annual Fund Operating Expenses" shown in the table above, and assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

    The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes that you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

   ------------------------------- ---------- ---------- ----------- ----------
   If shares are redeemed:          1 Year     3 Years    5 Years    10 Years
   ------------------------------- ---------- ---------- ----------- ----------
   ------------------------------- ---------- ---------- ----------- ----------
   Class A Shares                    $675       $886       $1,114     $1,768
   ------------------------------- ---------- ---------- ----------- ----------
   ------------------------------- ---------- ---------- ----------- ----------
   Class B Shares                    $688       $881       $1,199     $1,855*
   ------------------------------- ---------- ---------- ----------- ----------
   ------------------------------- ---------- ---------- ----------- ----------
   Class C Shares                    $280       $559        $962      $2,091
   ------------------------------- ---------- ---------- ----------- ----------
   ------------------------------- ---------- ---------- ----------- ----------
   Class N Shares                    $223       $383        $664      $1,463
   ------------------------------- ---------- ---------- ----------- ----------

   ------------------------------- ---------- ---------- ----------- ----------
   If shares are not redeemed:      1 Year     3 Years    5 Years    10 Years
   ------------------------------- ---------- ---------- ----------- ----------
   ------------------------------- ---------- ---------- ----------- ----------
   Class A Shares                    $675       $886       $1,114     $1,768
   ------------------------------- ---------- ---------- ----------- ----------
   ------------------------------- ---------- ---------- ----------- ----------
   Class B Shares                    $188       $581        $999      $1,855*
   ------------------------------- ---------- ---------- ----------- ----------
   ------------------------------- ---------- ---------- ----------- ----------
   Class C Shares                    $180       $559        $962      $2,091
   ------------------------------- ---------- ---------- ----------- ----------
   ------------------------------- ---------- ---------- ----------- ----------
   Class N Shares                    $123       $383        $664      $1,463
   ------------------------------- ---------- ---------- ----------- ----------
        In the first example, expenses include the initial sales charge for Class A and the applicable Class B, Class C or Class N contingent deferred sales charges. In the second example, the Class A expenses include the Class A initial sales charge, but Class B, Class C and Class N expenses do not include the contingent deferred sales charges.
        * Class B expenses for years 8 through 10 are based on Class A expenses because Class B shares automatically convert to Class A shares 90 months after purchase.

    In evaluating the Fund's expenses, it is important to remember that mutual funds offer you the opportunity to combine your resources with those of many other investors to obtain professional portfolio management, exposure to a larger number of markets or issuers, reliable custody for investment assets, liquidity, and convenient recordkeeping and reporting services. Funds also offer other types of investment benefits to individuals without incurring the expense and inconvenience of buying and selling individual securities on your own. Because a fund is a pooled investment, however, shareholders may bear certain fund operating costs as a result of the activities of other fund investors. Because some investors may use fund services more than others, or may have smaller accounts or more frequent account activity, those activities may increase the Fund's overall expenses, which are indirectly borne by all of the Fund's shareholders.

4. The sub-section titled "Advisory Fees," in the section "How the Fund is Managed-The Manager" on page 31 of the Prospectus, is deleted in its entirety and is replaced by the following:

    Advisory Fees. Effective January 12, 2009, the Fund has contractually reduced the management fee to an annual rate of 0.25% of the average annual net assets of the Fund, and will further reduce the management fee to the extent necessary so that total annual operating expenses of the Fund (other than Extraordinary Expenses such as litigation costs) do not exceed 1.30% for Class A shares, 2.05% for Class B shares, 2.05% for Class C shares and 1.55% for Class N shares. However, if this reduction in the management fee is not sufficient to reduce total annual operating expenses to these limits, the Manager is not required to subsidize Fund expenses to assure that expenses do not exceed those limits. Furthermore, if the Fund's total annual operating expenses continue to exceed those limits following the Manager's waiver of all management fees, the Warranty Amount will be reduced by any expenses that exceed those limits.

    A discussion regarding the basis for the Board of Trustees' approval of the Fund's investment advisory contract is available in the Fund's Annual Report to shareholders for the year ended August 31, 2008.


January 16, 2009